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Exhibit 23(b)
                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Nationwide Life Insurance Company:


We consent to the use of our report included and to the reference to our firm under the heading "Consolidated Financial Statements and Supplementary Data" in the Prospectus.




Columbus, Ohio                                                          KPMG LLP
February 9, 2001